Exhibit 99.1

At First Business, we invest for the future, we seize market opportunities and we are committed to niche relationship banking. Our successful execution of this strategy has produced exceptional results. Ten years ago, we became a publicly traded company, and since that time First Business shareholders have received a 125% total return on their investment - compared to just 9% returned by the SNL $1-$5 billion bank index over the same period. (1) Our success is by design. Nobody can know with certainty what opportunities lay ahead; therefore, we thoughtfully prepare for any attractive prospects we may come across. Today one opportunity is clear: the Small Business Administration (“SBA”) platform and expertise we gained through our strategic acquisition of Alterra Bank ("Alterra") last November. At a time in which national SBA lending is at an all-time high, First Business is positioned to meet the needs of borrowers in our expanding markets. The preparation has been years in the making: First Business’s long-standing commitment to providing exceptional service and support to our clients aligns seamlessly with Alterra’s unique and proven model for successful relationship-focused SBA lending. Our capital strength and operational efficiency lend scale to Alterra’s expertly executed platform, which has ranked #1 in the Kansas City market for the past four years and currently ranks #62 among the thousands of SBA lenders in the U.S. (2) One of the attractions of Alterra - our first-ever whole bank acquisition - was its SBA platform and it's potential as a catalyst for value creation. Indeed, our third quarter 2015 results offer a window into the potential of SBA lending to become a key contributor to our broader growth and profitability. During the quarter, SBA originations and revenues from loan sales reached new highs on the strengths of our expanding distribution platform and seasonal performance (SBA lending results typically peak in the second half of the year). In fact, this revenue source, which didn’t exist for us twelve months ago, totaled $927,000 and comprised 23% of our non-interest income for the third quarter, surpassing the level of service charges we earned on client deposit accounts - often the largest source of fee revenue for most banks. Paired with the continued strength of our trust and investment services fee income, which totaled $1.3 million for the quarter, SBA is already providing meaningful diversity to our revenue profile. Strategic SBA Model Certainly, we are not the only bank that has committed resources and talent to meet increasing SBA lending demand. Yet, as Alterra President and CEO Pam Berneking often emphasizes to clients and investors, many of these institutions lack the expertise and resources to execute in ways that will deliver (1) long-term client relationships and (2) consistent and sustainable results to the bank. Some large SBA lenders have developed high-volume transactional SBA business models in which they sell both the guaranteed and allowable non-guaranteed portions of the loan, recording revenue on the gains from the sales while offering no other services to their growing business borrowers. Admittedly, some of these lenders have experienced short-term financial success by executing this transactional model. Alternatively, the approach developed and refined by Alterra offers more to clients and promises to deliver long-term benefits for the bank. The key difference? We are executing a client acquisition strategy - a strategy that takes a longer view, manages exposure to risk, and is aimed at building robust banking relationships - not just short-term fee income. In our model, the SBA loan itself typically represents only the beginning of the relationship. With experienced business development officers who serve as knowledgeable advisors, not only do borrowers benefit from our expertise during the loan application and review process, but they also get the promise of ongoing support and service after that loan is put to work growing or improving a business. The result is both a short- and long-term win for us. While we sell the guaranteed portion of SBA loans to generate fee income, we also work to earn what evolves into a full banking relationship with the promising client. From a big picture perspective, this means First Business can now bank an entire population of entrepreneurs and small business clients we otherwise would not have served. These are growing businesses that represent significant opportunities to expand the banking relationship. Many are owners of early-stage companies who are hungry for the support of a banker who understands the challenges they face and has the expertise, products and services to meet their unique and evolving needs. By building trust with these clients early in the life cycle of their businesses, we are able to capture deposits and treasury management business, and potentially over time, other services like wealth management or retirement plan management. A quick look at Alterra’s share of deposit growth in Kansas demonstrates the value of a relationship-based banking approach. Over the last five years ended June 30, 2015, Alterra’s deposits grew at a compound average rate of 25% per year, well above the 4% compound average annual growth recorded for all commercial banks chartered in the state of Kansas. This success, in large part, reflects Alterra’s unique ability to secure and retain the deposits - and relationships - of its SBA loan clients. Strong results across the franchise Exceptional SBA performance was just one highlight of another record quarter for First Business. Robust organic loan and deposit growth and strong asset quality continued, contributing to net income totaling a record $4.4 million - up 23.3% from $3.6 million in the third quarter of 2014, which was prior to the acquisition of Alterra. Meanwhile, diluted earnings per common share on a post-split basis increased to $0.50 for the quarter ended September 30, 2015, compared to $0.45 for the quarter ended September 30, 2014. Positive results spanned the franchise. Top line revenue, consisting of net interest income and non-interest income, increased 40% to $18.7 million compared to the third quarter of 2014. Even excluding the contributions from Alterra, top line revenue grew 7% to $14.3 million. Meanwhile, period-end net loans and leases reached a record $1.362 billion, up 32% from the same quarter last year. Excluding Alterra, strong organic loan growth of 9% pushed balances to $1.122 billion at September 30, 2015. Asset quality also remained a strength. During the third quarter, non-performing loans decreased by 36% to $9.7 million, compared to $15.2 million in the linked quarter, as a result of successful efforts to restructure an impaired relationship, with no principal loss. Consequently, our non-performing loans as a percentage of gross loans measured just 0.70% at September 30, 2015, improved from 1.52% a year ago. Importantly, while we continue to make investments to build out an industry-leading customer relationship management platform and implement business intelligence software, we contained expenses to a reasonable level. We are pleased that these positive results bolstered our capital strength, assuring that our capital ratios continued to exceed the highest required regulatory benchmark levels. Growth Ahead Clearly our quarterly results once again demonstrate the success of our longstanding relationship-focused strategy. Today, our focus is on replicating Alterra’s SBA success outside of Kansas City, with particular emphasis on our Wisconsin markets. We are confident that our differentiated strategy can be successfully executed throughout our footprint, creating a notable competitive edge in the SBA space. Beyond the important client acquisition benefits of this model, SBA can also be a strong driver of profitability. We generate a steady stream of fee income from the sale of the guaranteed portion of the loans, and yields from SBA loans are typically higher than those associated with traditional commercial loans. Also by earning the SBA client’s deposit relationship, we secure an important source of low-cost funding for the bank. For these reasons, we anticipate SBA will grow into one of the core drivers of franchise value growth for First Business. The opportunity is there. We will continue to do the work and preparation that we fully expect will provide continued growth and success for not only SBA lending, but our entire relationship-focused model. You can also be sure we are working hard to share our story with new investors, aiming to expand our stock’s exposure and increase our trading volume in line with our company’s growth prospects.As always, we value your support and investment in First Business. We hope you’ll continue to help us spread the word. Sincerely, Corey Chambas President and CEO

(1)	Source: SNL Financial. Total return to shareholders from October 21, 2005 through October 22, 2015.

(2)	Source: SBA.gov. Rankings reflect dollar volume of SBA 7(A) loans originated for the SBA fiscal year ended September 30, 2015.

This letter includes “forward-looking statements" related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives, goals or expectations. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.